UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAVVIS, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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In connection with the Annual Meeting of Stockholders of SAVVIS, Inc. (the “Company”) to be held on May 19, 2009, Philip J. Koen, the Company’s Chief Executive Officer, has informed the Company that, in the event Proposal 3 set forth in the Company’s 2009 Proxy Statement is approved by the Company’s stockholders and an option exchange is implemented, Mr. Koen does not intend to tender for exchange any stock options of the Company held by him in any such option exchange. Proposal 3 relates to an amendment to the Company’s Amended and Restated 2003 Incentive Compensation Plan to allow a one-time stock option exchange.